UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2010
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On August 10, 2010, Lawrence D. Firestone resigned as Executive Vice President and Chief Financial Officer of Advanced Energy Industries, Inc. (the “Company”), effective immediately. Mr. Firestone and the Company have agreed that:
•	Mr. Firestone will continue to receive his base salary, payable in accordance with the Company’s standard payroll practices applicable to its officers, for up to six months following August 10, 2010 (the “Separation Date”), unless and until Mr. Firestone accepts employment with another employer. The Company has guaranteed such payments for a minimum of three months, regardless of when Mr. Firestone obtains new employment. The maximum base salary continuation which could be paid to Mr. Firestone is $147,500.

•	If a bonus pool is funded under the Company’s Leadership Corporate Incentive Plan and Employee Corporate Incentive Plan for 2010, Mr. Firestone will receive a lump-sum payment equal to the bonus he would have received under the terms of the Leadership Corporate Incentive Plan had he remained employed through the end of the year, pro rated through the end of August 2010, payable on or before March 31, 2011. The maximum bonus which could be granted to Mr. Firestone under the Leadership Corporate Incentive Plan for 2010 after proration and pursuant to the terms agreed to by Mr. Firestone and the Company is $176,757.

•	The Company will provide Mr. Firestone a gross payment of approximately $34,752, in lieu of twelve months of reimbursement for benefits under the Consolidated Omnibus Budget Reconciliation Act.

•	Mr. Firestone will provide transitional advisory services to the Company until the earlier of six months following the Separation Date or Mr. Firestone’s employment on a full-time basis, as requested by the Company. The stock options and restricted stock units that Mr. Firestone currently holds will continue to vest and be exercisable during the term of the transitional advisory services.

•	Mr. Firestone has agreed to non-competition, non-solicitation and confidentiality provisions in exchange for a payment of $75,000, subject to ordinary withholding.
          Mr. Firestone and the Company have entered into a separation agreement dated August 11, 2010 with respect to the foregoing arrangements (the “Separation Agreement”), which also includes up to $12,000 of outplacement assistance and other customary terms. Mr. Firestone’s receipt of the payments and benefits described above is contingent upon his provision of a full release of claims, as well as expiration of the statutory revocation period applicable to the Separation Agreement without the agreement being revoked.
          The Company is actively engaged in a search for a new Chief Financial Officer. John McMahon, Vice President and Corporate Controller, will handle financial reporting, accounting and finance responsibilities until a replacement for Mr. Firestone can be named.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press release dated August 11, 2010 by Advanced Energy Industries, Inc., announcing resignation of chief financial officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: August 11, 2010	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Vice President, General Counsel & Corporate Secretary

Exhibit Index
99.1	Press release dated August 11, 2010 by Advanced Energy Industries, Inc., announcing resignation of chief financial officer